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                                                                 Exhibit 21

CANARGO ENERGY CORPORATION AND SUBSIDIARIES
JUNE 30, 2001

                                                                                                        CANARGO
                                                                                                          CORP
              LEGAL NAME                                                  INCORPORATION                  OWN'SHP   NOTES
              -------------------------------------------------------------------------------------------------------------
      1       CanArgo Energy Corporation                                  Delaware                       Parent
     1A            UK Branch                                              UK                              100%
     1B            Fountain Oil Norway AS                                 Norway                          100%
      2       Fountain Oil Services Ltd.                                  Bermuda                         100%
      3       Fountain Oil Production Incorporated                        Delaware                        100%
     3A           Adygea Branch                                           not established yet
     3B           Albania Branch                                          Albania
      4       Fountain Oil Adygea Incorporated                            Delaware                        100%
      5       Fountain Oil Boryslaw Limited                               Cyprus                          100%
     5A       Boryslaw Oil Company - no information available             Ukraine- joint venture                    A
      6       Fountain Oil Ukraine Limited                                Alberta, Canada                 100%
      7       UK-RAN Oil Corporation                                      Alberta, Canada                  90%      B
      8       Fountain Oil U.S., Inc.                                     Oklahoma                        100%
      9       Fountain Oil Canada Ltd.                                    Alberta, Canada                 100%
     10       Fountain Oil Boryslaw Incorporated                          Delaware                        100%
     11       Focan Ltd.                                                  Alberta, Canada                 100%
     12       EOR Canada Ltd.                                             Alberta, Canada                           C
     13       Gastron International Limited                               British Virgin Islands                    D
     14       Rioro Limited                                               British Virgin Islands          100%

     15       CanArgo Oil & Gas Inc. (formerly CanArgo Energy Inc.)       Alberta, Canada                 100%
     16       CanArgo Ltd. (Ontario)                                      Ontario, Canada                           E
     17       CanArgo Limited                                             Guernsey                                  F
     18       CanArgo Nazvrevi Ltd.                                       Guernsey                                  G
     19       Ninotsminda Oil Company Limited                             Cyprus                                    G
     20       CanArgo Power Corporation Limited                           Guernsey                                  G
     21       CanArgo (Kaspi) Limited                                     Guernsey                                  G
     22       CanArgo Petroleum Products Limited                          Guernsey                                  G
     23       CanArgo Services (UK) Limited                               England                                   G
     24       CaspArgo Limited                                            Cyprus                                    H
     25       CanArgo Norio Limited                                       Cyprus                           50%      I
     26       Sagarejo Power Corp. Ltd.                                   Republic of Georgia                       J
     27       CanArgo Standard Oil Products Ltd.                          Republic of Georgia                       K
     28       East Georgian Pipeline Company Ltd.                         Republic of Georgia                       L
     29       Georgian American Oil Refinery                              Georgia                          51%      M
     30       Georgian British Oil Company Ninotsminda                    Republic of Georgia                       N
     31       Georgian British Oil Company Nazvrevi                       Georgia                                   O
     32       Georgian British Oil Company Norio                          Georgia                                   P
     33       CanArgo Acquisition Corporation                             Sask, Canada                              Q

     33       Lateral Vector Resources Inc.                               Sask, Canada                              R
     34       Groundline Limited                                          Cyprus                                    S
     35       Horizontal Technology Inc.                                                                            S
     36       Laredo Petroleum Inc.                                                                                 S
     37       Longtex Limited                                             Cyprus                                    T
     38       IPEC                                                        Ukraine                                   U
     39       Silk Energy Corp                                                                                      V
     40       Pacific Project Holding Inc.                                Hong Kong                                 W
     41       Lateral Vector Resources International Limited              Hong Kong                                 X
     42       Okhtyrca Energy Corporation                                 Ukraine                                   Y

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A    45% owned by Fountain Oil Boryslaw.

B    90% owned by Fountain Oil Ukraine Limited. Balance owned by UK-Ran Energy
     Corp

C 100% owned by Focan Ltd. which in turn is 100% owned by CanArgo Energy Corporation

D 100% owned by Fountain Oil Adygea Incorporated which in turn is 100% owned by CanArgo Energy Corporation

E    100% owned by CanArgo Oil and Gas Inc.

F    100% owned by CanArgo (Ontario) Ltd.

G    100% owned by CanArgo Limited

H    10% owned by CanArgo (Kaspi) Limited.

I    50% owned by CanArgo Limited.

J    85% owned by CanArgo Power Corporation Limited.

K    50% owned by CanArgo Petroleum Products Limited.

L    50% owned by Ninotsminda Oil Company Limited.

M    51% owned by CanArgo Petroleum Products Limited.

N    50% owned by CanArgo Limited.

O    50% owned by CanArgo Nazvrevi Limited.

P    50% owned by CanArgo Norio Limited.

Q    100% owned by CanArgo Limited

R    100% owned by CanArgo Acquisition Corporation

S    100% owned by Lateral Vector Resources Inc.

T    100% owned by Groundline Limited

U    85% owned by Longtex.

V    97% owned by Lateral Vector Resources Inc.

W    100% owned by Silk Energy Corp

X    100% owned by Pacific Project Holding Inc.

Y    48% owned by Lateral Vector Resources Inc.